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                                                                    Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements listed below of Digex, Incorporated, of our report dated March 19, 2003, with respect to the consolidated financial statements and schedule of Digex, Incorporated, included in this Annual Report (Form 10-K) of Digex, Incorporated for the year ended December 31, 2002.

o (Form S-8 No. 333-84025) pertaining to the registration of 19,000,000 shares of Digex's Class A Common Stock reserved for the Digex Incorporated Long Term Incentive Plan.
o (Form S-8 No. 333-34506) pertaining to the registration of 650,000 shares of Digex's Class A Common Stock reserved for Intermedia Communications Inc. 401(k) Plan.
o (Form S-8 No. 333-39098) pertaining to the registration of 6,000,000 shares of Digex's Class A Common Stock reserved for the Digex Incorporated Long Term Incentive Plan.
o    (Form S-8 No. 333-40240) pertaining to the Digex Incorporated 401(k) Plan.


                                /s/ Ernst & Young

McLean, Virginia
March 28, 2003